Exhibit 99.1

Beeline Doubles Revenue Year-Over-Year in Q1 2026 While Significantly Narrowing Operating Loss

BeelineEquity platform advancing as a capital light, fee-based complement to core lending

Management to host conference call on May 14 at 5 p.m.ET to review results and discuss outlook

Providence, Rhode Island – May 14, 2026 – Beeline Holdings, Inc. (Nasdaq: BLNE), the emerging digital mortgage lender and fractional equity platform, today announced financial results for the first quarter ended March 31, 2026.

Financial Highlights

●	Net revenue of $2.7 million, more than doubling year-over-year and increasing approximately 7% sequentially

●	Q1 2026 loan originations of $85.6 million across 288 loans, compared to $39.8 million across 128 loans in the prior year period

●	Operating expenses of $7.9 million, including approximately $1.0 million in non-cash stock-based compensation; excluding stock-based compensation, operating expenses increased 18% on 116% revenue growth [1]

●	Net loss of $5.3 million, narrowing from $6.9 million in the prior year period, a 24% improvement year-over-year

●	Adjusted EBITDA, a non-GAAP financial measure, loss of $3.0 million, narrowed from $3.8 million in the prior year period, a 22% improvement year-over-year

●	Continued progress on the BeelineEquity platform, with more transactions completed in the first quarter and the full operating infrastructure built and integrated to support future scaling

●	Ended the first quarter with $1.9 million in cash and $50.9 million in shareholders’ equity, with no corporate debt

●	The Company continues to target a $100 million revenue run rate as it exits 2027

Management Commentary

“The first quarter demonstrated encouraging progress, with revenue more than doubling year-over-year, transaction-level economics improving, and our net loss and Adjusted EBITDA loss narrowing,” commented Nick Liuzza, Co-Founder and Chief Executive Officer of Beeline. “We are growing both transaction volume and revenue per transaction, and together those trends are building a more scalable, less rate-dependent housing finance platform. We continue to target a $100 million revenue run rate as we exit 2027, and our increasingly diversified revenue streams support this goal.”

Liuzza continued, “BeelineEquity represents a different revenue model for us. We earn 3.5% per transaction plus title revenue and carry no balance sheet risk. We monetize transactions rather than interest rate spreads. As this capital-light, fee-based offering scales alongside our core lending platform, we expect it to be a key driver of long-term margin expansion.”

1 Excluding non-cash stock-based compensation is a non-GAAP financial measure. See reconciliation below.

Conference Call

Beeline will host a conference call to discuss its first quarter 2026 results on Thursday, May 14, 2026, at 5 p.m. ET. The call will be led by Nick Liuzza, Chief Executive Officer, Jess Kennedy, Chief Operating Officer, and Chris Moe, Chief Financial Officer.

Participants may join via webcast or by phone using the details below:

●	Listen-only webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=lhQu88bn

●	Toll-Free Dial-In (U.S.): 877-317-6789

●	International Dial-In: 412-317-6789

Use of Non-GAAP Measures

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of Beeline nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted EBITDA, a non-GAAP financial measure, to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measure has inherent limitations because of the excluded items described below. We also review our operating metrics without including stock-based compensation, which is another non-GAAP financial measure.

We have included a reconciliation of our non-GAAP financial measure to the most comparable GAAP financial measure. We believe that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between Beeline and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each.

The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items.

The following table presents a reconciliation of net loss to Adjusted EBITDA (unaudited):

	Three Months Ended March 31,
(Dollars in thousands)	2026	2025
Net loss	$(5,278)	$(6,927)
Interest expense	-	1,889
Depreciation and amortization	815	820
Stock-based compensation expense	977	150
Non-recurring expenses	468	-
Net loss from discontinued operations	-	221
Adjusted EBITDA	$(3,018)	$(3,847)

The following table presents a reconciliation of total operating expenses excluding non-cash stock-based compensation (unaudited):

	Three Months Ended March 31,
(Dollars in thousands)	2026	2025
Total operating expenses	$7,863	$6,004
Stock-based compensation expense	(977)	(150)
Total operating expenses excluding stock-based compensation	$6,886	$5,854

About Beeline Holdings, Inc.

Beeline is a next-generation mortgage and home equity service company simplifying the path to homeownership and liquidity. By combining blockchain technology, automation, and a customer-first digital experience, Beeline makes financing a home, or unlocking its value, faster, fairer, and more transparent.

For more, visit www.makeabeeline.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding plans and expectations with respect to the growth of BeelineEquity, our forecasted revenues, and growth prospects. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” “believe,” “estimate,” “forecast,” “project,” “target,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the duration of the war with Iran and its effect on the economy, the ability of our BeelineEquity partner to fund its equity transactions, and the Risk Factors contained in the Company’s 2025 Annual Report on Form 10-Kand our prospectus supplement dated March 10, 2026. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

investors@makeabeeline.com

Media Contact:

press@makeabeeline.com